FOR IMMEDIATE RELEASE

December 10, 2009

Contact: Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS YEAR END EARNINGS

FREEHOLD, NJ, December 10, 2009........Monmouth Real Estate Investment Corporation (the Company) (NASDAQ/MNRTA) reported funds from operations (FFO) of $9,152,000 or $.37 per share for the year ended September 30, 2009, as compared to $11,397,000 or $.47 per share for the year ended September 30, 2008. Excluding the non-cash impairment charges and other gains or losses on REIT securities, funds from operations were $15,754,000 or $.63 per share for the year ended September 30, 2009, as compared to $14,315,000 or $.59 per share for the year ended September 30, 2008.  Net cash provided by operating activities for the year ended September 30, 2009 was $19,591,000, as compared to $17,439,000 for the year ended September 30, 2008.

A summary of significant financial information for the years ended September 30, 2009 and 2008 is as follows:

	2009	2008
Rental and Reimbursement Revenue	$41,318,000	$39,148,000
Total Expenses	$21,338,000	$20,495,000
Interest and Dividend Income	$2,502,000	$1,871,000
Loss on Securities Transactions, net	$(6,601,000)	$(3,660,000)
Income from Continuing Operations	$1,829,000	$3,586,000
Income (Loss) from Discontinued Operations	$(177,000)	$7,437,000
Net Income (Loss) Applicable to Common Shareholders	$(868,000)	$8,502,000
Net Income (Loss) Applicable to Common Shareholders Per Share	$(.03)	$.35
FFO (1)	$9,152,000	$11,397,000
FFO Per Common Share (1)	$.37	$.47
Weighted Avg. Common Shares Outstanding	24,981,000	24,131,000

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A summary of significant balance sheet information as of September 30, 2009 and 2008 is as follows:

	September 30, 2009	September 30, 2008
Total Real Estate Investments	$345,881,000	$346,605,000
Securities Available for Sale	$27,825,000	$21,006,000
Total Assets	$394,775,000	$389,078,000
Mortgage Notes Payable	$192,050,000	$191,948,000
Subordinated Convertible Debentures	$13,990,000	$14,990,000
Loans Payable	$19,064,000	$14,551,000
Total Shareholders’ Equity	$162,498,000	$159,911,000

Eugene W. Landy, President, commented on the results of fiscal year 2009, “Management is pleased with the results.  The Company continued to make progress in fiscal 2009 as follows:

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We generated 7% growth in normalized FFO per share.

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We acquired one new property and expanded two existing properties.

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We renewed 90% of expiring leases.  Our property portfolio is currently 96% occupied.

•

We maintained our $.60 per share cash dividend.”

“Our business model of investing in net-leased industrial properties on long-term leases to investment grade tenants delivered solid performance throughout a difficult economic environment. Our occupancy rate remained high at 96% as existing tenants renewed their leases and the expansion of existing buildings continued. Net cash provided by operating activities increased 12% from $17 million to $19 million over the one year period. Normalized FFO per share increased 7% from $0.59 to $0.63. Our normalized earnings do not include the $6 million impairment charge for investments in REIT securities. This non-cash, non-recurring impairment charge has already largely been recovered as our securities portfolio held an unrealized gain of approximately $4 million at fiscal year end“.

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“The Company has sufficient liquidity at September 30, 2009 with $24 million in unencumbered REIT securities, $6 million in cash and a strong balance sheet.”

“We anticipate that fiscal 2010 will be an excellent year for our REIT as it is already off to a strong start.  In the first quarter of 2010, we closed on a registered direct placement of common stock for net proceeds of $10.5 million. We also acquired our 60th property bringing our gross leasable area to 6.6 million square feet. Our current earnings projections reflect favorably for the coverage of our common and preferred dividends. Shareholders are encouraged to read the annual report in full.  Management’s assessment is that, overall, the 2009 results were very good.”

Monmouth Real Estate Investment Corporation is a publicly-owned real estate investment trust specializing in net-leased industrial property.  The Company’s equity portfolio consists of fifty-nine industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Notes:

(1)  Non-GAAP Information:  FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per common share is defined as FFO divided by weighted average common shares outstanding.  FFO and FFO per common share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per common share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per common share are significant components in understanding the Company’s financial performance.

FFO and FFO per common share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per common share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

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The Company’s FFO, FFO per common share for the years ended September 30, 2009 and 2008 are calculated as follows:

	2009	2008

Net Income	$1,653,000	$11,023,000
Accumulated Preferred Dividend	(2,521,000)	(2,521,000)
Gain on Sale of Investment Property	-0-	(6,791,000)
Depreciation Expense	8,554,000	7,940,000
Depreciation Expense Related to Discontinued Operations	22,000	87,000
Amortization of In-Place Lease Intangible Assets	1,444,000	1,659,000
FFO	$9,152,000	$11,397,000

FFO	$9,152,000	$11,397,000
Impairment Losses on Securities	6,001,000	3,105,000
Other (Gains) Losses on Securities	601,000	(187,000)
Normalized FFO	$15,754,000	$14,315,000

Weighted Ave. Common Shares Outstanding	24,981,000	24,131,000

FFO Per Common Share	$.37	$.47
Normalized FFO per Common Share	$.63	$.59

The following are the cash flows provided (used) by operating, investing and financing activities for the years ended September 30, 2009 and 2008:

	2009	2008

Operating Activities	19,591,000	17,439,000
Investing Activities	(11,656,000)	(39,831,000)
Financing Activities	(7,203,000)	16,345,000

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The following are the earnings per common share for the years ended September 30, 2009 and 2008:

	2009	2008

PER SHARE INFORMATION:
BASIC EARNINGS (LOSS) - PER SHARE
Income from Continuing Operations	$.07	$.15
Less: Preferred Dividend	(.10)	(.10)
Income from Discontinued Operations	-0-	.30
Net Income (Loss) Applicable to Common Shareholders – Basic	($.03)	$.35

DILUTED EARNINGS (LOSS) – PER SHARE
Income from Continuing Operations	$.07	$.15
Less: Preferred Dividends	(.10)	(.10)
Income from Discontinued Operations	-0-	.30
Net Income (Loss) Applicable to Common Shareholders - Diluted	($.03)	$.35

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